1933 Act File No. 333-275629

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Post-Effective Amendment No. 1
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.
☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
☐
Large accelerated filer
☐
Accelerated filer
☐
Non-accelerated filer (Do not check if a smaller reporting company)
☒
Smaller reporting company
☐
Emerging growth company
☐
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 ("PEA") to the Form S-1 Registration Statement ("Registration Statement"), File No. 333-275629, of Nationwide Life Insurance Company for the Defined Protection Annuity 2.0, an individual single purchase payment deferred annuity contract with index-linked strategies, is being filed for the purpose of supplementing the existing prospectus, dated May 7, 2024, included in Part I of the Registration Statement. The prospectus included in Part I of the Registration Statement, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on May 8, 2024, is incorporated herein by reference. A new Part II to the Registration Statement is filed herewith.

Nationwide Life Insurance Company
Supplement dated [____], 2025 to the Prospectus dated May 7, 2024 for the Defined Protection Annuity 2.0
This supplement updates certain information contained in your prospectus. Please read it and keep it with you prospectus for future reference. Capitalized terms not defined in this supplement have the same meanings as in the prospectus.

This supplement describes certain changes to the Contract and makes certain revisions to the prospectus, including (i) the addition of new Index Strategies, as well as a new Index for those new Index Strategies, (ii) a change in the default annuity payment option for new Contracts; and (iii) revisions relating to the right of cancellation for new Contracts.
New Index Strategies
The prospectus is hereby revised to add the following new Index Strategies ("New Index Strategies"), which are available for investment under the Contract effective [ ], 2024:
•
American Funds® The Growth Fund of America®-Class F-3, 1 Year, 100% Protection Level Strategy
•
American Funds® The Growth Fund of America®-Class F-3, 1 Year, 95% Protection Level Strategy
•
American Funds® The Growth Fund of America®-Class F-3, 1 Year, 90% Protection Level Strategy
•
American Funds® The Growth Fund of America®-Class F-3, 3 Year, 100% Protection Level Strategy
•
American Funds® The Growth Fund of America®-Class F-3, 3 Year, 95% Protection Level Strategy
•
American Funds® The Growth Fund of America®-Class F-3, 3 Year, 90% Protection Level Strategy
The New Index Strategies will be available for initial Strategy Terms under new Contracts, as well as new Strategy Terms under existing Contracts.
Each New Index Strategy is linked to the performance of American Funds® The Growth Fund of America®-Class F-3 ("The Growth Fund of America"), which will serve as the "Index" for the New Index Strategies. The Growth Fund of America is a mutual fund, whereas the Indexes for the other available Index Strategies are market indexes. See "Information About The Growth Fund of America" below for more information about this new Index.
Please note that if you select one of the New Index Strategies for investment, you are not investing in shares of The Growth Fund of America, and you will not be a shareholder or beneficial owner of the fund. You will have no voting, dividend, liquidation, or other rights that would otherwise apply to a shareholder or beneficial owner in the fund. Although The Growth Fund of America is a mutual fund, the New Index Strategies are not variable investment options offered through a variable annuity contract. Same as the other available Index Strategies under the Contact, the New Index Strategies are index-linked investment options. We will credit gain or loss (i.e., Index Strategy Earnings) to amounts allocated to a New Index Strategy at the end of a Strategy Term based on the performance of The Growth Fund of America and the applicable Crediting Factors. Depending on the Protection Level, you may lose money if The Growth Fund of America’s shares (Class F-3) decline in value.
Definitions – In light of the new mutual fund Index, the definitions of "Index" and "Index Value" in the section "Definitions" are revised as follows:
Index – The market index or mutual fund associated with an Index Strategy which will, in part, determine the amount of any Index Strategy Earnings applied to a Strategy during a given Strategy Term.
Index Value – On a Business Day, the closing value of the Index. For market indexes, the closing value is provided to Nationwide by the Index provider. For mutual funds, the closing value is provided to Nationwide by the mutual fund’s investment adviser and reflects the mutual fund’s net asset value per share and reinvestment of dividends and other distributions as of the close of that Business Day (the total return value). If for any reason, an Index Value on a Business Day is not provided to Nationwide as described above, the Index Value on that Business Day will be the most recent Index Value provided to Nationwide on a previous Business Day. On a day other than a Business Day, the Index Value for an Index will be the Index Value for the previous Business Day.
Other references to Index(es) and Index Value(s) throughout the prospectus should be read consistently with the revised definitions above.
PROS-0924

Calculation of Index Performance – Index Performance for The Growth Fund of America will be calculated on a "total return," not "price return," basis. Index Values will be reported to Nationwide by The Growth Fund of America’s investment adviser. Index Values will reflect the fund’s net asset value per share (Class F-3) and reinvestment of dividends and other distributions. However, Index Values will also reflect the fees and expenses that are deducted from the fund’s assets. See "Information About The Growth Fund of America – Fees and Expenses" below. These fees and expenses are not deducted from your Contract, but will reduce the Index Performance and may cause the Index to underperform a direct investment in the securities and other assets in which The Growth Fund of America invests.
Crediting Factors – Like the other Index Strategies available under the Contract, each New Index Strategy has a specified Strategy Term and Protection Level (as reflected above) that will not change for as long as we offer that Strategy. Also, like the other Index Strategies, the Participation Rate and Strategy Spread for the New Index Strategies will change from one Strategy Term to the next, subject to guaranteed limits as described in the prospectus. See "Index Strategies" in the prospectus for additional information about Crediting Factors.
Index Strategy Earnings – At the end of a Strategy Term for a New Index Strategy, Index Strategy Earnings will be calculated and credited in the same manner as the other Index Strategies available under the Contract. Likewise, prior to the Strategy Term End Date, interim Index Strategy Earnings (including the Daily ISE Percentage) will be calculated in the same manner as the other Index Strategies available under the Contract. The Daily ISE Percentage, which may be negative, will apply when amounts are withdrawn or otherwise removed from a new Index Strategy prior to the Strategy Term End Date to the same extent as the other available Index Strategies. See "Index Strategy Earnings" in the prospectus for additional information. Because Index Values for The Growth Fund of America will be calculated on a total return basis (as described above) unlike the other Indexes, there are minor differences in the market inputs that we will use to calculate the Daily ISE Percentage, as reflected in "Other Prospectus Revisions – APPENDIX D: DAILY INDEX STRATEGY EARNINGS PERCENTAGE" below.
Index Substitution – Like the other Index Strategies available under the Contract, we reserve the right to substitute the Index for the New Index Strategies during a Strategy Term. Subject to any applicable regulatory approval, Nationwide may substitute The Growth Fund of America as the Index for the New Index Strategies if any of the following events occur: the fund is liquidated or otherwise no longer exists; the fund’s investment objectives, strategies, or risks substantially change; Index Values are unavailable; Nationwide’s permission or license to use the fund as an Index is revoked; Nationwide is unable to hedge risks associated with the fund as an Index; or the substitution is approved for any other reason by a regulator with jurisdiction over the operation of the Contract. Otherwise, the same terms, conditions, and risks related to Index substitutions will apply as described in the prospectus. See "Risk Factors – Index Substitution Risk" and "Additional Index Information – Index Substitution During a Strategy Term."
Performance Lock – Performance Lock is available for the New Index Strategies, with the same terms and conditions as for the other Index Strategies. See "Performance Lock" in the prospectus.
Information about The Growth Fund of America (Index for the New Index Strategies)
Information about The Growth Fund of America (Index for the New Index Strategies)
The Growth Fund of America is an actively-managed mutual fund registered with the Securities and Exchange Commission (the "SEC"). Provided below is important information about the fund that you should consider. Please also see "Other Prospectus Revisions – APPENDIX A: ADDITIONAL INDEX DISCLOSURES" below for more information about the fund.
Investment Objective
The investment objective of The Growth Fund of America is to provide growth of capital.
Principal Investment Strategies
The Growth Fund of America invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. The fund invests primarily in common stocks of large and mid-capitalization issuers. The fund may invest up to 25% of its assets outside the United States.
The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.
PROS-0924

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively valued companies that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.
Investment Adviser
Capital Research and Management Company (CRMC). CRMC is not affiliated with Nationwide.
Fees and Expenses
The Growth Fund of America is subject to management fees and other operating expenses. Class F-3 shares are not subject to distribution and/or service (12b-1) fees. The total annual fund operating expenses for Class F-3 shares were 0.30% as of the fund’s prospectus dated November 1, 2024. Fund expenses may change over time and may be higher or lower in the future.
The fund also pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs. These costs, which are not reflected in annual fund operating expenses, affect the fund’s investment results. During the fund’s fiscal year ended August 31, 2024, the fund’s portfolio turnover rate was 25% of the average value of its portfolio.
These fees and expenses will negatively impact Index Performance, particularly over the course of time.
Principal Risks
The performance of The Growth Fund of America is largely based on changes in the values of the securities or other assets in which the fund invests. The fund, and the securities and other assets in which it invests, are subject to a variety of investment risks, including those listed below. You will be exposed to the investment risks associated with The Growth Fund of America if you select one of the new Index Strategies for investment.
Market conditions — The prices of, and the income generated by, the common stocks and other securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries or companies; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; changes in inflation rates; and currency exchange rate, interest rate and commodity price fluctuations.
Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease), bank failures and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.
Issuer risks — The prices of, and the income generated by, securities held by the fund may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives. An individual security may also be affected by factors relating to the industry or sector of the issuer or the securities markets as a whole, and conversely an industry or sector or the securities markets may be affected by a change in financial condition or other event affecting a single issuer.
Investing in growth-oriented stocks — Growth-oriented common stocks and other equity-type securities (such as preferred stocks, convertible preferred stocks and convertible bonds) may involve larger price swings and greater potential for loss than other types of investments.
Investing outside the United States — Securities of issuers domiciled outside the United States or with significant operations or revenues outside the United States, and securities tied economically to countries outside the United States, may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers are domiciled, operate or generate revenue or to which the securities are tied economically. These securities may also lose value due to changes in foreign currency exchange rates against the U.S. dollar and/or currencies of other countries. Issuers of these securities may be more
PROS-0924

susceptible to actions of foreign governments, such as nationalization, currency blockage or the imposition of price controls, sanctions, or punitive taxes, each of which could adversely impact the value of these securities. Securities markets in certain countries may be more volatile and/or less liquid than those in the United States. Investments outside the United States may also be subject to different regulatory, legal, accounting, auditing, financial reporting and recordkeeping requirements, and may be more difficult to value, than those in the United States. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund, which could impact the liquidity of the fund’s portfolio. The risks of investing outside the United States may be heightened in connection with investments in emerging markets.
Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.
Additional Information
Additional information about The Growth Fund of America is available on the SEC’s website at www.sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file number for The Growth Fund of America is 002-14728, Class Id. C000180003. Please note that such information is not prepared by Nationwide and is generally intended for shareholders of the fund, not Contract Owners. You may also request additional information from Nationwide or your financial professional.
Default Annuity Payout Option for New Contracts
For Contracts issued on or after [ ], 2025, the prospectus is hereby revised to change the default annuity payout option. For such Contracts, if no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically set it as either 1) a fixed Single Life Annuity With 240 Monthly Payments Guaranteed or 2) a fixed Single Life Annuity With Term Certain with a guaranteed period of payments equal to the greater of five years or the annuitant's life expectancy, calculated using the prevailing annuity valuation mortality table at the time of annuitization, whichever is available on the Annuitization Date.
Right of Cancellation for New Contracts
For Contracts issued on or after [ ], 2025, upon cancellation, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and applicable federal and state income tax withholding. In connection with this change, for Contracts issued on or after [___], 2025, the prospectus is revised as follows:
On the Cover Page, the paragraph describing the right of cancellation, or "free look" right, is deleted and replaced with the following:
Under state insurance laws, Contract Owners have the right, during a limited period of time, to examine their Contract and decide if they want to keep it or cancel it. This right is referred to as a "free look" right and no CDSC or MVA will apply to this cancellation. If the Contract Owner elects to cancel the Contract pursuant to the free look provision, Nationwide will cancel the Contract and, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and applicable federal and state income tax withholding. If the Contract Value is returned, it may be more or less than the Purchase Payment and if a negative Daily ISE Percentage is applied, a loss may result (see "Right to Examine and Cancel").
Under "Risk Factors – Investment Risk During the Right to Examine Period," as well as "Purchasing the Contract – Right to Examine and Cancel," the second paragraph is deleted and replaced with the following:
If the Contract Owner elects to cancel the Contract pursuant to the free look provision, Nationwide will cancel the Contract and, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and any applicable federal and state income tax withholding. If the Contract Value is returned, there is a risk that the performance of the Index Strategies will decrease the Contract Value during the free look period and the Contract Value will be less than the Purchase Payment.
PROS-0924

APPENDIX A: ADDITIONAL INDEX DISCLOSURES
The following is hereby added to the appendix.
AMERICAN FUNDS® THE GROWTH FUND OF AMERICA®- Class F-3
The Growth Fund of America® from American Funds® is not a market index. It is a retail mutual fund whose investment returns are used to determine the performance of the associated Index Strategies. You will not become a shareholder of the mutual fund by investing in the Index Strategy, nor will you have any voting, dividend, liquidation, or any other rights typically afforded to the mutual fund’s shareholders. American Funds’ The Growth Fund of America and its trademarks and data have been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company. All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc. ("Capital Group") or an affiliated company or fund. All other company and product names mentioned are the property of their respective companies. This Product is not sponsored, endorsed, recommended, offered, sold, issued or promoted by Capital Group or any of its affiliates, or any of their respective third-party licensors. Capital Group has no obligation or liability in connection with the administration or marketing of this Product. Capital Group makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the suitability or advisability of investing in this Product or any Index Strategy. Capital Group has not prepared any part of this document and no statements made herein should be attributed to Capital Group.
APPENDIX B: STATE VARIATIONS
The following is added to the appendix:
The following state variations may apply to Contracts issued prior to [__], 2025: Described below are the variations to certain prospectus disclosures resulting from state law or the instruction provided by state insurance authorities as of the date of this prospectus. Information regarding a state’s requirements does not mean that Nationwide currently offers contracts within that jurisdiction. These variations are subject to change without notice and additional variations may be imposed as required by specific states.
State	State Law Variations
California
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract
● The CDSC and MVA waiver under the Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver) section is not available.

Connecticut
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.
● Under the Long-Term Care Event subsection of the Increase in Remaining Free
Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And
MVA Waiver) section, an LTC Event must be after the second Contract Anniversary.

Florida
● Purchase Payments for any other annuity contract issued by Nationwide to the Contract
Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
● The Annuity Commencement Date must be at least one year after the Date of Issue.
●  The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.

Hawaii	● Joint Owners are not limited to spouses.
Illinois
● The Contract will not be contested.
● Misstatements made as to the sex of the Contract Owner, Joint Owner, Annuitant, Co-
Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary are excluded from the Misstatements of Age or Sex section.

Maryland	● The CDSC and MVA waiver under the Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver) section is not available.
PROS-0924

State	State Law Variations
New Jersey
●  The Annuitant, Co-Annuitant, Contingent Annuitant, Contract Owner, Joint Owner,
Beneficiary and Contingent Beneficiary are excluded from the Misstatements of Age or
Sex section.
● Joint Owners are not limited to spouses.
● Under the Purchase Payment section, purchase payments for any other annuity contract issued by Nationwide with the same Contract Owner, Annuitant or Contingent Annuitant does not apply to Nationwide’s reservation of right to refuse any Purchase in excess of
$1,000,000 under this Contract.

Texas
● Certain Contract Exchanges provision has been removed. Waiver of CDSC in cases other than those associated with Long Term Care and Terminal Illness (disability) are not permitted.
● Under the Purchase Payment section, purchase payments for any other annuity contract issued by Nationwide with the same Contract Owner, Annuitant or Contingent Annuitant does not apply to Nationwide’s reservation of right to refuse any Purchase in excess of
$1,000,000 under this Contract.

Utah	● After receipt of proper proof of death, the number of days allowed for payment of the Death Benefit is fifteen (15) days.
Washington
● The Surrender Value of the Fixed Strategy shall be no less than the present value, at time of surrender, of the Fixed Strategy Value then guaranteed at the later of the tenth
Contract Anniversary or the Contract Anniversary next following the Annuitant’s 70th birthday.

APPENDIX D: DAILY INDEX STRATEGY EARNINGS PERCENTAGE
Under Market Inputs, the bullet for "Dividend Yield" is deleted and replaced with the following:
•
Dividend Yield – For price return indexes, the implied dividend rate for the entire Index derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input. For excess return indexes this is based on the risk-free rate. For strategies linked to a total return Index, the Dividend Yield is zero.
APPENDIX E: NATIONWIDE LIFE INSURANCE COMPANY MANAGEMENT’S DISCUSSION & ANALYSIS
The following Management’s Discussion & Analysis for the nine-month period ended September 30, 2024 is added to the appendix.
[To be updated by subsequent Post-Effective Amendment]
Financial Statements for the Nine-Month Period Ended September 30, 2024 (Unaudited)
[To be updated by subsequent Post-Effective Amendment]
PROS-0924

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: N/A
Accounting expenses: [To be filed by subsequent Post-Effective Amendment]
Legal expenses: [To be filed by subsequent Post-Effective Amendment]
Cost of Independent Registered Public Accounting Firm Consent: [To be filed by subsequent Post-Effective Amendment]
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: [To be filed by subsequent Post-Effective Amendment]
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(A)
Exhibits
(1)	Not applicable
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life
Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration
No. 333-164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2,
2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company,
Registration No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(4)	(a)	Individual Annuity Contract-(Form No. VACC-0124AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(b)	Contract Specification Page (Form No. VABB-0130AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(c)	Application - (Form No. VAAA-0178M3) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(d)
Increase in Remaining Preferred Withdrawal Amount After A Long-Term Care or Terminal Illness or
Injury Event Endorsement (Form No. VAZZ-0207AO) - Filed previously on November 17, 2023, with
S-1 Registration No. 333-275629.

(4)	(e)	Strategy Endorsement - (Form No. VAZZ-0235AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(f)	Market Value Adjustment (MVA) Endorsement - (Form No. VAZZ-0236AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(g)	Tax Endorsements
		(1)	IRA Endorsement (Form No. ICC22-AAZZ-0112AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(2)	Roth Endorsement (Form No. ICC22-AAZZ-0114AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629
		(3)	Simple Endorsement (Form No. ICC22-AAZZ-0116AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(4)	Qualified Plan Endorsement (Form No. ICC22-AAZZ-0118AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629
		(5)	Qualified Plan Endorsement for 401k (Form No. ICC22-AAZZ-0124AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(6)	Civil Union Endorsement (Form No. VAZZ-0170NJ) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(7)	Beneficial Ownership Endorsement for Qualified Contracts (Form No. VAZZ-0208AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(8)	Beneficial Ownership Endorsement for Non-Qualified Contracts (Form No. VAZZ-0209AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
		(9)	Charitable Remainder Trust Annuity Endorsement (Form No. VAZZ-0210AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(h)	Individual Annuity Contract-(Form No. ICC24-VACC-0124AO) – [To be filed by subsequent Post- Effective Amendment]
(4)	(i)	Strategy Endorsement - (Form No. ICC24-VAZZ-0235AO) – [To be filed by subsequent Post-Effective Amendment]
(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10a)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-49112.

(10b)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Form S-1, Registration No. 333-
237472.

(11)	Not applicable
(12)	Not applicable

(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant – Attached hereto.
(22)	Not applicable
(23)	(i) [To be filed by subsequent Post-Effective Amendment]
(23)	(ii) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney – Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	Not applicable
(101.SCH)	Not applicable
(101.CAL)	Not applicable
(101.DEF)	Not applicable
(101.LAB)	Not applicable
(101.PRE)	Not applicable
(107)	Filing Fee Table – Filed previously on November 17, 2023 with Form S-1 Registration No. 333-275629.
(B)
Financial Statement Schedules
[To be filed by subsequent Post-Effective Amendment]
Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on November 8, 2024.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ John L. Carter*
John L. Carter President and Chief Operating Officer
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on November 8, 2024.
/s/ JOHN L. CARTER*
John L. Carter, President and Chief Operating Officer and Director (Principal Executive Officer)
/s/ TIMOTHY G. FROMMEYER*
Timothy G. Frommeyer, Executive Vice President and Director
/s/ CRAIG A. HAWLEY*
Craig A. Hawley, Senior Vice President-Nationwide Annuity and Director
/s/ STEVEN A. GINNAN*
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director (Chief Financial Officer)
/s/ HOLLY R. SNYDER*
Holly R. Snyder, Senior Vice President and Director
/s/ KIRT A. WALKER*
Kirt A. Walker, Director
/s/ JAMES D. BENSON*
James D. Benson, Senior Vice President-Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
*By: /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact Pursuant to Power of Attorney